Exhibit 10.11

FORM OF SALE PARTICIPATION AGREEMENT

[Date]

[Name]

c/o International Transmission Company
39500 Orchard Hill Place, Suite 200

Novi, Michigan 48375

Dear [Name]:

You have entered into a Management Stockholder’s Agreement, dated as of [Date] between ITC Holdings Corp., a Michigan corporation (“the Company”), and you (the “Stockholder’s Agreement”) relating to your acquisition from the Company of shares of common stock of the Company (the “Common Stock”).  The undersigned, International Transmission Holdings Limited Partnership, a Michigan limited partnership (“Holdings”) hereby agrees with you as follows, effective upon such acquisition of Common Stock:

1.     In the event that at any time Holdings (together with any of its respective affiliates, to the extent provided for in Paragraph 8 hereof, the “Selling Partnerships”) proposes to sell for cash or any other consideration any shares of Common Stock owned by it, in any transaction other than a Public Offering (as defined in the Stockholder’s Agreement) or a sale to an affiliate of the Selling Partnerships, the Selling Partnership(s) will notify you or your Management Stockholder’s Estate or Management Stockholder’s Trust (as such terms are defined in Section 2 of the Stockholder’s Agreement, and collectively with you, the “Management Stockholder Entities”), as the case may be, in writing (a “Notice”) of such proposed sale (a “Proposed Sale”) and the material terms of the Proposed Sale as of the date of the Notice (the “Material Terms”) promptly, and in any event not less than 15 days prior to the consummation of the Proposed Sale and not more than 5 days after the execution of the definitive agreement relating to the Proposed Sale, if any (the “Sale Agreement”).  If, within 10 days after the Management Stockholder Entities’ receipt of such Notice, the Selling Partnership receives from the Management Stockholder Entities a written request (a “Request”) to include Common Stock held by the Management Stockholder Entities in the Proposed Sale (which Request shall be irrevocable unless (a) there shall be a material adverse change in the Material Terms or (b) if otherwise mutually agreed to in writing by the Management Stockholder Entities, and the Selling Partnership), the Common Stock held by you will be so included as provided herein; provided that only one Request, which shall be executed by Management Stockholder Entities, may be delivered with respect to any Proposed Sale for Common Stock held by Management Stockholder Entities.  Promptly after the execution of the Sale Agreement, the Selling Partnership will furnish Management Stockholder Entities with a copy of the Sale Agreement, if any.

2.     (a) The number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale pursuant to a Management Stockholder Request will be the lesser of (i) the sum of the number of shares of Common Stock  then actually owned (or deemed owned) by the Management Stockholder Entities plus all shares of Common Stock which you are then entitled to acquire under any unexercised portion of the

Option, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale and (ii) the sum of the shares of Common Stock then actually owned (or deemed owned) by the Management Stockholder Entities plus all shares of Common Stock which you are entitled to acquire under any unexercised portion of the Option, whether or not fully exercisable, multiplied by a fraction (x) the numerator of which shall be the aggregate number of shares of Common Stock which a Selling Partnership or the Selling Partnerships propose to sell in the Proposed Sale (after giving effect to the applicable provisions of the Management Stockholders’ Agreement and any other written agreement between the Selling Partnerships and any holder of shares of Common Stock that gives the right to such holder to participate in the Proposed Sale (on “Eligible Holder”) and (y) the denominator of which shall be the total number of shares of Common Stock owned by such Selling Partnership or the Selling Partnerships, as the case may be.

(b) If one or more Eligible Holders elect not to include the maximum number of shares of Common Stock which such holders would have been permitted to include in a Proposed Sale pursuant to Paragraph 2(a) (such non-included shares, the “Eligible Shares”), then each of the Selling Partnerships, or the remaining Eligible Holders, or any of them, will have the right to sell in the Proposed Sale a number of additional shares of their Common Stock equal to their pro rata portion of the number of Eligible Shares, based on the relative number of shares of Common Stock then actually held (or deemed held) by each such holder, and such additional shares of Common Stock which any such holder or holders propose to sell shall be included in any calculation made pursuant to this Paragraph 2 for the purpose of determining the number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale.  The Selling Partnerships, or any of them, will have the right to sell in the Proposed Sale additional shares of Common Stock owned by them equal to the number, if any, of remaining Eligible Shares which will not be included in the Proposed Sale pursuant to the foregoing.

3.     Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Selling Partnership proposes to sell in the Proposed Sale.  Such terms and conditions shall include, without limitation:  the pro rata reduction of the number of shares of Common Stock to be included in the Proposed Sale if required by the party proposing such Sale, the sale price; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information reasonably requested by the Selling Partnership covering matters regarding your ownership of shares; and the provision of requisite indemnification; provided that any indemnification provided by the Management Stockholder Entities shall be pro rata in proportion with the number of shares of Common Stock to be sold.

4.     Upon delivering a Request, the Management Stockholder Entities, will, if requested by the Selling Partnership, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Selling Partnership with respect to the shares of Common Stock which are to be sold by the Management Stockholder Entities, pursuant hereto (a “Custody Agreement and Power of Attorney”).  The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder Entities will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder Entities’ agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder Entities’ behalf with respect to the matters specified therein.

5.     The Management Stockholder Entities’ right pursuant hereto to participate in a Proposed Sale shall be contingent on the Management Stockholder Entities’ strict compliance with each of the provisions hereof and the Management Stockholder Entities’ respective willingness to execute such documents in connection therewith as may be reasonably requested by the Selling Partnership.

6.     (a) In the event of a Proposed Sale pursuant to Section 1 hereof, the Selling Partnerships may elect, by so specifying in the Notice, to require the Management Stockholder Entities to, and the Management Stockholder Entities shall, participate in such Proposed Sale to the same extent calculated pursuant to Section 2(a) above, in accordance with the terms and provisions of Section 3 hereof; provided, however, that in such event, the order in which the shares of Common Stock held by as the Management Stockholder Entities, shall be required to be sold shall be: first, any Purchased Stock (as defined in the Stockholder’s Agreement); and second, any shares of Common Stock acquired pursuant to the exercise of any exercisable Options; and lastly, any shares of Common Stock acquired in respect of any vested restricted stock granted pursuant to a Restricted Stock Award Agreement.

(b) In the event of a transaction which results in a Change of Ownership (as defined in the Stockholder’s Agreement) but is not a Proposed Sale (a “Proposed Transaction”), you agree on behalf of the Management Stockholder Entities, to bear your pro rata share of any fees, commissions, adjustments to purchase price, expenses or indemnities borne by the relevant Selling Partnership(s).

(c) Your pro rata share of any amount to be paid pursuant to Paragraphs 4 or 6(b) shall be based upon the number of shares of Common Stock actually held (or deemed held) by the Management Stockholder Entities plus the number of shares of Common Stock you would have the right to acquire under any unexercised portion of the Option which is then vested or would become vested as a result of the Proposed Sale or Proposed Transaction.

7.     The obligations of the Selling Partnerships hereunder shall extend only to the Management Stockholder Entities, and no other of the Management Stockholder Entities’ successors or assigns shall have any rights pursuant hereto.

8.     If the Selling Partnerships transfers any of their interests in the Company to an affiliate of any of the Selling Partnerships, such affiliate shall assume the obligations hereunder of the Selling Partnerships.

9.     This Agreement shall terminate and be of no further force and effect on the fifth anniversary of the first occurrence of a Public Offering (as defined in the Stockholder’s Agreement).

10.   All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered to the party to whom it is directed:

If to the Selling Partnerships, to each of them at the following address:

International Transmission Holdings Limited Partnership

Ironhill Transmission, LLC

c/o Dykema Gossett PLLC

124 West Allegan, Ste. 800

Lansing, Michigan 48933

Attn: Albert Ernst, Esq.

with copies to:

Simpson Thacher & Bartlett

425 Lexington Avenue

New York, New York  10017

Attn:  David Sorkin, Esq.

          Alvin Brown, Esq.

If to you, to you at the address first set forth above herein;

If to your Management Stockholder’s Estate or Management Stockholder’s Trust, at the address provided to such partnerships by such entity;

or at such other address as any of the above shall have specified by notice in writing delivered to the others by certified mail.

11.   The laws of the State of Michigan (or if the Company reincorporates in another state, of that state) shall govern the interpretation, validity and performance of the terms of this Agreement.  In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator.   Such arbitration process shall take place within 100 miles of the Detroit, Michigan metropolitan area.  The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.  Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator.  You hereby irrevocably waive any right that you may have had to bring an action in any court, domestic or foreign, or before any similar domestic or foreign authority with respect to this Agreement.

12.   It is the understanding of the undersigned that you are aware that no Proposed Sale presently is contemplated and that such a sale may never occur.

[Signatures on next page.]

If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

Very truly yours,

INTERNATIONAL TRANSMISSION HOLDINGS LIMITED PARTNERSHIP

By:	Ironhill Transmission LLC, its
General Partner

By:

Accepted and agreed this _____ day of

_________ 200_.

[Name]